

<ARTICLE>                     5
<LEGEND>
This amended schedule contains summary financial information extracted from the Company's audited financial statements as of and for the fiscal year ended September 30, 1998 and is qualified in its entirety by reference to such financial statements. Certain information has been amended in accordance with
Item 601(c)(2)(iii) of Regulation S-K, as described in footnote 1 below.
</LEGEND>


<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          SEP-30-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                           1,594
<SECURITIES>                                         0
<RECEIVABLES>                                  105,691
<ALLOWANCES>                                     1,356
<INVENTORY>                                     67,762
<CURRENT-ASSETS>                               183,420
<PP&E>                                         155,553
<DEPRECIATION>                                  84,186
<TOTAL-ASSETS>                                 286,341
<CURRENT-LIABILITIES>                          101,763
<BONDS>                                        152,276
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           569
<OTHER-SE>                                      21,305
<TOTAL-LIABILITY-AND-EQUITY>                   286,341
<SALES>                                        495,733
<TOTAL-REVENUES>                               495,733
<CGS>                                          258,027
<TOTAL-COSTS>                                  258,027
<OTHER-EXPENSES>                               195,650
<LOSS-PROVISION>                                 1,356
<INTEREST-EXPENSE>                              15,670
<INCOME-PRETAX>                                 25,030
<INCOME-TAX>                                     8,660
<INCOME-CONTINUING>                             16,370
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                 (1,975)
<CHANGES>                                            0
<NET-INCOME>                                    14,395
<EPS-PRIMARY>                                     0.54
<EPS-DILUTED>                                     0.51

         Total Current Liabilities and Cost of Tangible Goods Sold have been amended to correct clerical errors in the original filing. This amended schedule contains no change in previously reported information other than as described above. The Company's audited financial statements as of and for the fiscal year ended September 30, 1998 did not contain these errors and are unchanged.

